Exhibit 10.10

ALLEGIANT TRAVEL COMPANY
STOCK APPRECIATION RIGHTS AGREEMENT

THIS STOCK APPRECIATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of [Grant Date] (“(the “Effective Date”), between ALLEGIANT TRAVEL COMPANY, a Nevada corporation (the “Company”) and [Participant Name] (the “Participant”).

THE PARTIES AGREE AS FOLLOWS:

1.    Long Term Incentive Plan. The exercise of the Stock Appreciation Rights granted under this Agreement shall be subject to the terms, conditions and restrictions of the Allegiant Travel Company 2016 Long-Term Incentive Plan (the “Plan”). A copy of the Plan is available to Participant upon request and is incorporated in this Agreement by this reference. Terms used in this Agreement that are defined in the Plan shall have the same meaning as in the Plan, unless the text of this Agreement clearly indicates otherwise.

2.    Grant of Stock Appreciation Rights. The Company hereby grants to Participant pursuant to the Plan stock appreciation rights (the “SARs”) with respect to [Number of Shares Granted] shares (the “Shares”) of the Company's $.001 par value common stock (the “Common Stock”) on the terms and conditions set forth herein and in the Plan. The SARs consist of the right to receive, upon exercise of the SAR (or any portion thereof) a cash payment equal to the number of SARs being exercised multiplied by the excess of the Fair Market Value (as defined in the Plan) of the Common Stock on the date upon which the Participant exercises the SAR (or any portion thereof) over the Exercise Price. The SARs shall only be settled in cash and not in shares of Common Stock in the Company or any other property.

3.    Exercise Price. The exercise price (the “Exercise Price”) for the SARs covered by this Agreement shall be $[Exercise Price] per share.

4.    Adjustment of SARs. Notwithstanding anything in this Agreement to the contrary, the number of Shares to which the SARs granted hereunder relate and the Exercise Price per Share shall be equitably adjusted in the event of a stock split, stock dividend, combination or similar exchange of Shares, recapitalization, reorganization, merger or consolidation in order to preserve the benefits or potential benefits intended to be made available to Participant under this Agreement. Further, the number of Shares to which the SARs granted hereunder relate and the Exercise Price per Share may be equitably adjusted, in the sole discretion of the Committee, in the event of an extraordinary dividend, split-up, spin-off, warrants or rights offering to purchase Shares at a price substantially below Fair Market Value or other similar corporate event affecting the Shares, in each case in order to preserve, but not increase, the benefits or potential benefits intended to be made available to Participant under this Agreement. With respect to any such adjustments to be made in the discretion of the Committee, such adjustments shall be made by the Committee, in its sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying award is subject.

5.    Exercise of SARs.

A.    Exercise of SARs. Subject to the other terms of this Agreement, Participant's right to exercise the SARs granted hereunder shall be subject to the following Vesting Schedule wherein Participant shall be entitled to exercise his or her SARs at any point in time during this Agreement only to the extent indicated below:

Vesting Schedule

Date    First Becoming Vested        Number of SARs

First anniversary of Effective Date        1/3 of SARs granted
Second anniversary of Effective Date    1/3 of SARs granted
Third anniversary of Effective Date        1/3 of SARs granted

All SARs of the Participant shall become fully vested upon the Participant’s death or total disability. Total disability shall be defined as a physician certified disability which permanently or indefinitely renders the Participant unable to perform his or her usual duties for the Company.

B.    Partial Exercise. Subject to the terms of the Plan, the SARs (to the extent vested as provided in Paragraph 5A above) may be exercised in whole or in part.

C.    Method of Exercising SARs. Subject to Paragraph 5A above, any SARs granted hereunder or any portion thereof may be exercised by the Participant by delivering to the Company at its main office (attention of its Secretary) written notice which shall set forth the Participant's election to exercise a portion or all of the vested SARs, the number of SARs with respect to which the SARs rights are being exercised and such other representations and agreements as may be required by the Company to comply with applicable securities laws.

D.    Nonassignability of SARs. The SARs shall not be assignable or transferable by the Participant except by will or by the laws of descent and distribution. Any distributee by will or by the laws of descent and distribution shall be bound by the provisions of the Plan and this Agreement. During the life of the Participant, the SARs shall be exercisable only by the Participant. Any attempt to assign, pledge, transfer, hypothecate or otherwise dispose of the SARs, and any levy of execution, attachment or similar process on the SARs, shall be null and void.

E.    Termination of Employment other than as a Result of Death or Disability. If Participant ceases to be an Employee other than as a result of Participant’s death or disability (as defined in Paragraph F below), then the SARs shall be exercisable only to the extent exercisable (i.e., vested) on the date of termination of employment. In such event, the vested SARs must be exercised on or before the date that is ninety (90) days after the effective date of termination of employment. To the extent any portion of the SARs is not exercisable (i.e., not vested) on the date of termination of employment, such nonvested portion of the SARs shall terminate on the date of termination of employment. To the extent any portion of the SARs is not exercised on or before the date that is ninety (90) days after the date of termination of employment, such portion of the SARs shall terminate as of the end of such date. Nothing in the Agreement shall be construed as imposing any obligation on the Company to continue the employment of Participant or shall interfere or restrict in any way the rights of the Company to discharge Participant at any time for any reason whatsoever, with or without cause.

F.    Termination of Employment as a Result of Death or Disability. In the event of the death or disability of the Participant while in the employ of the Company, the personal representative of the Participant (in the event of Participant’s death) or the Participant (in the event of Participant’s disability) may, subject to the provisions hereof and before the earlier of the SARs' expiration date or the date that is ninety (90) days after the date of such death or disability, exercise the SARs granted to the Participant to the same extent the Participant might have exercised such SARs on the date of Participant’s death or disability (i.e., to the extent then vested), but not further or otherwise. To the extent any portion of the SARs is not exercisable at the date of the death or disability of the Participant (i.e., to the extent not then vested), such nonvested portion of the SARs shall terminate on the date of death or disability. To the extent any portion of the SARs is not exercised within the time period provided, such portion of the SARs shall terminate as of the date of expiration of such time period. For purposes of this Paragraph F, the Participant shall be considered to be subject to a disability when the Participant is disabled within the meaning of Code Section 22(e)(3), and the date of any such disability shall be deemed to be the day following the last day the Participant performed services for the Company.

G.    Period to Exercise SARs. The SARs granted hereunder may, prior to their expiration or termination, be exercised from time to time, in whole or in part, up to the total number of Shares with respect to which they shall have then become exercisable. The SARs granted hereunder may become exercisable in installments as determined by the Committee; provided, however, that if the SARs is exercisable in more than one installment, and if the employment of the Participant is terminated, then the SARs (or such portion thereof as shall be exercisable in accordance with the terms of this Agreement) shall be exercisable during the period set forth in Paragraph E or F (whichever is applicable).

H.    No Exercise after Five Years. The SARs shall in no event be exercisable after five (5) years from the date hereof.

I.    Payment of Cash Upon Exercise. Upon exercise of any portion or all of the SARs, the Company will make payment to Participant based on the Fair Market Value of the Common Stock on the date of exercise as provided in Item 2 above. Deductions shall be made from any cash payment to Participant hereunder for social security, Medicare, federal and state withholding taxes, and any other such taxes as may from time to time be required by governmental authority.

6.    Additional Agreements.  As a material inducement to the grant of SARs to Participant hereunder, the provisions of Items 6, 7, 8, 9 and 10 shall apply.

A.For purposes of this Agreement, the following terms and provisions shall have the following meanings:
(i)The “Prohibited Time Period” shall mean the period beginning on the date of execution hereof and ending on the date that is one (1) year after the termination of Participant’s employment with the Company.
(ii)“Prohibited Employee” means any employee, independent contractor or consultant of the Company or its subsidiaries who worked for the Company or its subsidiaries at any time within six (6) months prior to the Determination Date.
(iii)“Determination Date” shall mean any date as of which a determination is being made as to who is a Prohibited Employee.
(iv)       “Confidential Information” means business information of the Company (including but not limited to, information included within or relating to any Works, the fact that Participant is performing services for the Company, the type of services being performed, network architecture, software, hardware, systems, system requirements and plans, database, automation capabilities and plans, compilations, analyses, reports, forecasts, strategic insights and statistical models about customers or prospective customers and their behavior, know-how, ideas, research and development, programs, methods, techniques, processes, financial information and data, business plans, business strategies, marketing plans and strategies, customer lists, price lists, cost information, information about employees and information and descriptions of new products and new product development) now known by Participant, or in Participant possession, or hereafter learned or acquired by Participant, that derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use. Confidential Information may be written or oral, expressed in electronic media or otherwise disclosed, and may be tangible or intangible. Confidential Information also includes any information made available to the Company by its customers or other third parties and which the Company is obligated to keep confidential.  Confidential Information does not include information which at the time of disclosure or thereafter becomes publicly available other than through Participant’s fault or negligence.
            (v)        “Employed” or “Employment” means, for purposes of this Agreement only, to be engaged in the performance of services for or on behalf of the Company or its subsidiaries, whether as an employee, independent contractor or otherwise.
            (vi)       “Works” means any work, studies, reports or analyses devised, developed, designed, formulated or reduced to writing by Participant at any time while Participant is or has been Employed by the Company, including, without limitation any and all compositions or works of authorship, concepts, compilations, abridgments, or other form in which Participant may directly or indirectly recast, transform or adapt any of the foregoing.
            (vii)      “Materials” means any product, model, document, instrument, report, plan, proposal, specification, manual, tape, and all reproductions, copies or facsimiles thereof, or any other tangible item which in whole or in part contains, embodies or manifests, whether in printed, handwritten, coded, magnetic, digital or other form, any Confidential Information or Works.
B.Participant agrees that during the Prohibited Time Period, he or she shall not, for any reason, without the prior written consent of the Company, on his or her own behalf or in the service or on behalf of others, hire any Prohibited Employee or request or induce any Prohibited Employee to terminate that person’s employment or relationship with the Company or to accept employment with any other person.

7.         Ownership of Works and Materials.
A.Participant agrees that all Confidential Information, Works and Materials are the sole and exclusive property of the Company.
B.Participant also specifically acknowledges and agrees that any tangible expression of any Confidential Information, Works or Materials were developed, made or invented exclusively for the benefit of and are the sole and exclusive property of the Company or its successors and assigns as “works for hire” under Section 201 of Title 17 of the United States Code.
C.In the event that any Confidential Information, Works or Materials are deemed not to be a work for hire, Participant agrees to assign, and does hereby irrevocably assign, to the Company all of his right, title and interest in and to such Confidential Information, Works and Materials.  Participant further agrees to take any actions, including the execution of documents or instruments, which the Company may reasonably require to effect Participant’s assignment of rights pursuant to this Item 7C, and Participant hereby constitutes and appoints, with full power of substitution and resubstitution, the Company as

Participant’s attorney-in-fact to execute and deliver any documents or instruments which Participant has agreed to execute and deliver pursuant to this Item 7C.
D.Participant hereby waives and releases in favor of Company all rights in and to the Confidential Information, Works and Materials and agrees that Company shall have the right to revise, condense, abridge, expand, adapt, change, modify, add to, subtract from, re-title or otherwise modify the Confidential Information, Works and Materials without Participant’s consent.

8.         Confidentiality.
            A.    Participant agrees to protect the Company’s Confidential Information by agreeing that Participant will not, at any time from and after the date hereof until a date that is three (3) years after Participant’s Employment with the Company has terminated for any reason, directly or indirectly, disclose, reveal or permit access to all or any portion of the Confidential Information (including any facilities, apparatus or equipment which embody or employ all or any portion of the Confidential Information), to any Person without the written consent of the Company, except to Persons designated or Employed by the Company, or unless compelled to do so by law, provided that Participant will provide the Company with sufficient advance notice so that Company may seek a protective order to avoid disclosure of such Confidential Information.
B.        Without the prior written consent of the Company, Participant agrees that Participant will not, directly or indirectly, use or exploit any Confidential Information at any time from and after the date hereof until a date that is three (3) years after Participant’s Employment with the Company has terminated for any reason for any purpose other than in connection with Participant’s Employment duties and obligations, including without limitation, using Confidential Information to induce or attempt to induce any Person to cease doing business or not to commence doing business with the Company, or to solicit or assist in the solicitation of the business of any customer for any products or services competing with those products and services offered and sold by the Company.
C.        Additionally, Participant agrees that, upon the earlier of either the written request of the Company or upon termination of Participant’s Employment, Participant will deliver to the Company all Confidential Information that Participant has in Participant’s possession or control.
9.         Disclosure Requirements.
In order to avoid any ambiguity in connection with the creation of any Work which Participant claims is not covered by this Agreement, Participant agrees to disclose in writing to the Company complete details on any Works that are devised, developed, designed, formulated or reduced to writing by Participant at any time while Participant is or has been Employed by the Company.  Such disclosure shall be made promptly upon development, design or formulation with respect to any Works created while Participant is employed by the Company, and shall be disclosed in writing pursuant to such form as the Company may from time to time provide.
10.       Business Opportunities.
For so long as Participant is Employed by the Company, Participant will not, without the prior written consent of the Company (which consent may be withheld by the Company in the exercise of its absolute discretion), engage, directly or indirectly, in any business, venture or activity that Participant is aware or reasonably should be aware that the Company or any affiliate of the Company is engaged in, intends at any time to become engaged in, or might become engaged in if offered the opportunity, or in any other business, venture or activity if the Company reasonably determines that such activity would adversely affect the business of the Company or any affiliate thereof or the performance by Participant of any of Participant’s duties or obligations to the Company.
11.    No Rights as a Shareholder. The Participant shall not have any rights as a shareholder with respect to any SARs granted hereunder. Except as provided in Item 4 of this Agreement or Section 12 of the Plan, no adjustment shall be made to the SARs granted hereunder as a result of any dividends or other rights paid with respect to the stock of the Company.

12.    No Employment Rights. This Agreement shall not confer upon Participant any right with respect to the continuance of employment by the Company, nor shall it interfere in any way with the right of the Company to terminate such employment at any time.

13.    Enforcement. If any portion of this Agreement shall be determined to be invalid or unenforceable, the remainder shall be valid and enforceable to the extent possible.

14.    Clawback Agreement. In accordance with the Company’s clawback policy applicable to executive officers of the Company, in the event Participant is an executive officer of the Company, then Participant hereby agrees to reimburse the Company for all or any portion of any bonuses or incentive or equity-based compensation if the Compensation Committee of the Company’s Board of Directors in good faith determines: (a) the payment or grant was based on the achievement of certain financial results that were subsequently the subject of a material financial restatement (other than as a result of a change in accounting principles) and a lower payment or award would have occurred based upon the restated financial results; or (b) Participant engaged in fraud or intentional misconduct related to the Company or its business. In each such instance, the Company will, to the extent practicable and allowable under applicable law, require reimbursement of any bonus or incentive or equity based compensation awarded or effect the cancellation of any unvested or deferred stock awards previously granted to Participant in the amount by which Participant’s bonus or incentive or equity based compensation for the relevant period exceeded the lower payment that would have been made based on the restated financial results, or such other amount as determined by the Compensation Committee, provided that the Company will not be entitled to recover bonuses or incentive or equity based compensation paid more than three years prior to the date the applicable restatement is disclosed.

15.    Notices.  Any written notice under this Agreement shall be deemed given on the date that is three business days after it is sent by registered or certified mail, postage prepaid, addressed either to the Participant at his address as indicated in the Company’s employment records or to the Company at its principal office.  Any notice may be sent using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail or electronic mail) but no such notice shall be deemed to have been duly given unless and until it is actually received by the intended recipient.

16.    Amendment.  This Agreement may not be amended except by a writing signed by the Company and Participant.

17.    Heirs and Successors.  Subject to Item 2D above, this Agreement and all terms and conditions hereof shall be binding upon the Company and its successors and assigns, and upon the Participant and his or her heirs, legatees and legal representatives.

18.    Interpretation.  Any issues of interpretation of any provision of this Agreement shall be resolved by the Compensation Committee of the Board of Directors of the Company.

19.    Severability.  The provisions of this Agreement, and of each separate section and subsection, are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

20.    Governing Law; Jurisdiction.  All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed according to the internal law and not the law of conflicts of the State of Nevada. Each of the undersigned further agrees that any action or proceeding brought or initiated in respect of this Agreement may be brought or initiated in the United States District Court for the State of Nevada or in any District Court located in Clark County, Nevada, and each of the undersigned consents to the exercise of personal jurisdiction and the placement of venue in any of such courts, or in any jurisdiction allowed by law, in any such action or proceeding and further consents that service of process may be effected in any such action or proceeding in the manner provided in Section 14.065 of the Nevada Revised Statutes or in such other manner as may be permitted by law.  Each of the undersigned further agrees that no such action shall be brought against any party hereunder except in one of the courts above named.

21.    Waiver.  The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or any other provision hereof.

22.    Deemed Signature; Counterparts.  It is contemplated that the Participant will confirm his/her acceptance of the stock appreciation rights evidenced hereby and the terms of this Agreement by logging onto the Plan administrator’s website and electronically indicating his/her acceptance. As the Participant’s information on the Plan administrator’s website is password protected, such acceptance shall be deemed to be the Participant’s acceptance absent Participant’s ability to establish that he/she did not accept this Agreement and that whoever indicated such acceptance did so without the Participant’s knowledge or acquiescence. Further, the acceptance by Participant of any benefits from the stock appreciation rights granted under this Agreement (whether by exercising such stock appreciation rights or otherwise) shall also be deemed a confirmation by Participant of his/her intent to be bound by the terms of this Agreement. If this Agreement is physically signed (which is not required), then it may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document, and all counterparts shall be construed together and shall constitute one instrument.  If this Agreement is physically signed (which is not required), this Agreement may be executed by any party by delivery of a facsimile or pdf signature, which signature shall have the same force as an original signature.  Any party which delivers a facsimile or pdf signature shall promptly thereafter deliver an originally executed signature to the other parties; provided, however, that the failure to deliver an original signature page shall not affect the validity of any signature delivered by facsimile or pdf.  A facsimile, pdf or photocopied signature shall be deemed to be the functional equivalent of an original for all purposes.

[THE REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, this Agreement has been duly executed on the date first above written.

PARTICIPANT: [Participant Name]

SIGNATURE: [Signed Electronically]

DATE: [Acceptance Date]
ALLEGIANT TRAVEL COMPANY

By:___________________________    Its: Chief Executive Officer